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                                [GRAPHIC OMITTED]
                        Greater Atlantic Financial Corp.




                        GREATER ATLANTIC FINANCIAL CORP.

10700 Parkridge Boulevard - Suite P50 - Reston, Virginia 20191 - (703) 391-1300
- Fax: (703) 391-1506

NEWS RELEASE

Date:       January 30, 2004

Contact:    David E. Ritter
            (703) 390-0344

                       GREATER ATLANTIC FINANCIAL RELEASES
                              FIRST QUARTER RESULTS

Reston, Virginia - January 30, 2004 - Charles W. Calomiris, Chairman of the Board of Greater Atlantic Financial Corp. (NASDAQ: GAFC), the holding company for Greater Atlantic Bank, announced today that the Company had a net loss for the three months ended December 31, 2003, of $681,000 or $.23 per diluted share compared to net earnings of $704,000 or $.18 per diluted share for the three months ended December 31, 2002.

In commenting on the results, Carroll E. Amos, President and Chief Executive Officer, stated that "significantly lower than anticipated loan origination and sales volumes at the Bank's mortgage banking subsidiary, coupled with a decrease in net interest income due to the prepayments that have occurred in the Bank's loan and investment securities portfolios, had a negative impact on net earnings for the quarter." Continuing, Mr. Amos stated: "The decline in both net interest income and net interest margin from 2002 is primarily the result of low interest rates and the resulting prepayment and refinancing of higher yielding assets."

Mr. Amos also pointed out that "the Company's net interest income was negatively impacted by an increase in the amortization of purchase price premiums from the Bank's mortgage-backed securities portfolio." "In the prior quarter we had anticipated that, with the increase that occurred in interest rates, we would see a slowdown in prepayments on loans and mortgage-backed securities. While the prepayment rate in the Bank's loan portfolio declined somewhat, the prepayments in the mortgage-backed securities portfolio continued at a very high rate."
"That increased the amortization of the purchase price premiums over amortization that we saw in the comparable period one year ago and in the previous quarter," Mr. Amos said.

Continuing Mr. Amos stated, "the Bank did increase assets by $30 million during the quarter, which was distributed evenly between the loan and investment portfolios. Given the volatility in the interest rate markets, we primarily invested that increase in interest-rate sensitive assets for the investment portfolio because we do not believe that this is an appropriate time to extend the maturity structure or term to re-pricing of the Bank's investment portfolio. The net interest rate

01/30/04                 Greater Atlantic Financial Corp.            Page 1 of 7

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spread on those types of  investments  are not as great as we could  obtain on a longer maturing or a longer term to re-pricing investment, but, when interest rates do rise, they will have a positive impact on future earnings."

Regarding the Mortgage Corporations's operations, Mr. Amos said "the impact of reduced mortgage origination activity and increased competitive pricing pressures resulted in a significant reduction in gain on sale of loans and earnings from the Mortgage Corporation during the quarter. The volume of loan sales was down more than 55 percent from the quarter ended September 30, 2003, and down 42 percent from the comparable period one year ago." Mr. Amos also noted that, "while mortgage-related expenses declined during the recently concluded quarter, because there is a lag in the timing of the reduction of certain mortgage related expenses compared to the decline in origination volumes, such expenses should continue to decline in the quarter ending March 31, 2004."

Mr. Amos continued, stating, "our primary focus continues to be on increasing our commercial loan portfolio and transaction based deposits. While loan growth continues to be sluggish, the Bank has seen an increase in future commitments to lend. Loans receivable, net, increased by $12.3 million during the quarter ended December 31, 2003, primarily as a result of a $12.9 million increase in commercial loans, coupled with an increase of $1.7 million in the consumer loan portfolio." "Those increases were offset in part by a $2.4 million decrease in the Bank's single family loan portfolio," he added.

Mr. Amos concluded by stating, "the Bank experienced solid deposit growth in its retail branch network during the quarter. $4.3 million of the $5.6 million increase consisted primarily of transaction accounts with the balance of the increase coming from certificates of deposit." "The overall decrease in total deposits of $13.8 million resulted primarily from the Bank allowing $20.0 million of brokered deposits to mature without replacing them," Mr. Amos stated.

Net interest income for the quarter ended December 31, 2003, amounted to $1.4 million, a decrease of $858,000 or 38 percent from the comparable period one year ago. That decrease was a direct result of a 68 basis point decrease in net interest margin from 1.79% for the three months ended December 31, 2002, to 1.11% for the recently completed quarter. The prepayment of higher yielding interest-earning assets was the primary reason for the decline in net interest margin as the yield on interest earning assets declined by 100 basis points from 4.57% for the three months ended December 31, 2002, to 3.57% for the three months ended December 31, 2003. The decline in the yield on interest earnings assets was offset in part by a 46 basis point decrease in the cost of interest-bearing liabilities.

Noninterest income for the three months ended December 31, 2003, decreased 45 percent or $2.0 million from the level earned for the three months ended December 31, 2002. The decrease for the period was primarily attributable to a $2.2 million decrease in gain on sale of loans by Greater Atlantic Mortgage Corporation, coupled with a decrease of $178,000 in service fees on loans. Loan sales decreased by 42 percent or $77.0 million from the comparable period one year ago, coupled with a 37 basis point decrease in the net margin earned on those sales from 2.24% for the three months ended December 31, 2002, to 1.87% for the three months ended December 31, 2003. Offsetting those decrease was an increase in gain on sale of investment securities of $312,000 from the comparable period one year ago.

01/30/04                 Greater Atlantic Financial Corp.            Page 2 of 7


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Noninterest  expense  decreased  $942,000 or 17 percent to $4.5  million for the three months ended December 31, 2003, from the comparable period one year ago. The decrease was primarily attributable to a $1.1 million decrease in expense at the Bank's mortgage banking subsidiary as a result of decreased loan origination and sales activity. While the increase of $151,000 in noninterest expense at the Bank was distributed over various noninterest expense categories, the decrease at the mortgage banking subsidiary level was primarily in compensation of $1.4 million, offset in part by a $261,000 increase in advertising.


Non-performing assets were $1.1 million at December 31, 2003, or .21 percent of total assets, compared to $2.1 million or .41 percent of total assets at December 31, 2002. The primary reason for the decrease over the comparable three-month period ended December 31, 2002, was due to the reduction of the outstanding balance on a previously noted problem commercial business loan. The primary reason the Bank decreased its provision for loan losses by $569,000 over the comparable period one year ago was due in part to the fact that the Bank no longer had to make a specific provision for this one credit.

At December 31, 2003, Greater Atlantic Financial Corp. had total assets of $529 million, an increase of $18 million or 3 percent from the $511 million recorded at the close of the comparable period one year ago. Loans receivable at December 31, 2003, amounted to $255 million, a decrease of 2 percent from the $261 million held at December 31, 2002. Deposits amounted to $284 million at December 31, 2003, a decrease of $18 million from the $302 million held one year ago. Stockholders' equity at December 31, 2003, amounted to $21 million or $7.11 per share. Notwithstanding the net loss of $681,000, or $.23 per share for the quarter ended December 31, 2003, book value per share decreased $.51 per share as accumulated other comprehensive income declined by $848,000 or $.28 per share from September 30, 2003, the Company's fiscal year end. The reduction in accumulated other comprehensive income was due to a decline in the market value of the Bank's cash flow hedges, net of applicable federal and state taxes, for its interest rate swap and cap agreements, and unrealized losses related to outstanding mortgage loan hedges of $15,000, coupled with an $833,000 decrease in unrealized gain on investment securities available-for-sale. An increase in the anticipated prepayment rate on floating rate Small Business Administration Certificates was the primary reason for the decline in the market value of the investment securities available-for-sale.

Greater Atlantic Financial Corp. conducts its business operations through its wholly-owned subsidiary, Greater Atlantic Bank and the Bank's independent wholly-owned subsidiary, Greater Atlantic Mortgage Corporation. The Bank offers traditional banking services to customers through nine branches located in Washington, D.C., Rockville and Pasadena, Maryland, and Front Royal, New Market, Reston, South Riding, Sterling and Winchester, Virginia.







01/30/04                 Greater Atlantic Financial Corp.            Page 3 of 7




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         PRIVATE SECURITIES LITIGATION REFORM ACT SAFE HARBOR STATEMENT

THIS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE FEDERAL SECURITIES LAWS. THESE STATEMENTS ARE NOT HISTORICAL FACTS, BUT STATEMENTS BASED ON THE COMPANY'S CURRENT EXPECTATIONS REGARDING ITS BUSINESS STRATEGIES AND THEIR INTENDED RESULTS AND ITS FUTURE PERFORMANCE. FORWARD-LOOKING STATEMENTS ARE PRECEDED BY TERMS SUCH AS "EXPECTS," "BELIEVES," "ANTICIPATES," "INTENDS" AND SIMILAR EXPRESSIONS.

FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE. NUMEROUS RISKS AND UNCERTAINTIES COULD CAUSE OR CONTRIBUTE TO THE COMPANY'S ACTUAL RESULTS, PERFORMANCE AND ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM THOSE EXPRESSED OR IMPLIED BY THE FORWARD-LOOKING STATEMENTS. FACTORS THAT MAY CAUSE OR CONTRIBUTE TO THESE DIFFERENCES INCLUDE, WITHOUT LIMITATION, GENERAL ECONOMIC CONDITIONS, INCLUDING CHANGES IN MARKET INTEREST RATES AND CHANGES IN MONETARY AND FISCAL POLICIES OF THE FEDERAL GOVERNMENT; LEGISLATIVE AND REGULATORY CHANGES; THE COMPANY'S ABILITY TO REMEDY ANY COMPUTER MALFUNCTIONS THAT MAY RESULT FROM THE ADVENT OF THE YEAR 2000; AND OTHER FACTORS DISCLOSED PERIODICALLY IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

BECAUSE OF THE RISKS AND UNCERTAINTIES INHERENT IN FORWARD-LOOKING STATEMENTS, READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THEM, WHETHER INCLUDED IN THIS REPORT OR MADE ELSEWHERE FROM TIME TO TIME BY THE COMPANY OR ON ITS BEHALF. THE COMPANY ASSUMES NO OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENTS.
















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

                        GREATER ATLANTIC FINANCIAL CORP.
                              FIRST QUARTER RESULTS
                                  (NASDAQ:GAFC)
                (DOLLARS IN THOUSANDS EXCEPT EARNINGS PER SHARE)

                                                                                             At or for the
                                                                                           Three Months Ended
                                                                                              December 31,
                                                                                   ------------------------------
CONSOLIDATED STATEMENT OPERATIONS                                                       2003            2002
                                                                                   --------------   -------------

INTEREST INCOME
  Loans                                                                                 $   3,142      $   3,889
  Investments                                                                               1,395          1,904
                                                                                       ----------     ----------
TOTAL INTEREST INCOME                                                                       4,537          5,793

INTEREST EXPENSE
  Deposits                                                                                  1,467          1,900
  Borrowed money                                                                            1,660          1,625
                                                                                       ----------     ----------
TOTAL INTEREST EXPENSE                                                                      3,127          3,525
                                                                                       ----------     ----------

NET INTEREST INCOME                                                                         1,410          2,268
PROVISION FOR LOAN LOSSES                                                                      79            647
                                                                                       ----------     ----------
NET INTEREST INCOME AFTER
    PROVISION FOR LOAN LOSSES                                                               1,331          1,621

NONINTEREST INCOME
  Gain on sale of loans                                                                     1,956          4,110
  Fees and service charges                                                                    234            431
  Gain on sale of investment securities                                                       312              -
  Gain on sale of real estate owned                                                             -              -
  Other operating income                                                                        5              4
                                                                                       ----------     ----------
TOTAL NONINTEREST INCOME                                                                    2,507          4,545

NONINTEREST EXPENSE
  Compensation and employee benefits                                                        1,994          3,225
  Occupancy                                                                                   501            475
  Professional services                                                                       288            226
  Advertising                                                                                 421            183
  Deposit insurance premium                                                                    11             11
  Furniture, fixtures and equipment                                                           258            268
  Data processing                                                                             350            315
  Provision for loss on real estate owned                                                       -              -
  Other real estate owned expenses                                                              -              -
  Other operating                                                                             696            759
                                                                                       ----------     ----------
TOTAL NONINTEREST EXPENSE                                                                   4,519          5,462
                                                                                       ----------     ----------

Income (loss) before income tax provision                                                    (681)           704
Income tax provision                                                                            -              -
                                                                                       -----------    ----------



NET (LOSS) EARNINGS                                                                     $    (681)     $     704
                                                                                       ===========    ==========



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



                                        GREATER ATLANTIC FINANCIAL CORP.
                                             FIRST QUARTER RESULTS
                                                 (NASDAQ:GAFC)
                                (DOLLARS IN THOUSANDS EXCEPT EARNINGS PER SHARE)

                                                                                               At or for the
                                                                                            Three Months Ended
                                                                                               December 31,
                                                                                      ------------------------------
                                                                                          2003             2002
                                                                                      --------------   -------------


PER SHARE DATA:
Net income (loss)
    Basic                                                                               $  (0.23)      $    0.23
    Diluted                                                                                (0.23)           0.18
Book value                                                                              $    7.11      $    6.92
Weighted average shares outstanding
    Basic                                                                               3,012,434      3,012,434
    Diluted                                                                             3,012,434      4,408,118


AVERAGE FINANCIAL CONDITION DATA:
Total assets                                                                            $ 525,011      $ 523,196
Investment securities                                                                     143,505        162,120
Mortgage-backed securities                                                                107,974         49,724
Total loans receivable, net                                                               256,331        294,804
Total deposits                                                                            294,405        303,835
Total stockholders' equity                                                                 22,454         20,555

SELECTED FINANCIAL RATIOS(1)
Return on average assets                                                                   -0.52%          0.54%
Return on average equity                                                                  -12.13%         13.70%
Yield on earning assets                                                                     3.57%          4.57%
Cost of funds                                                                               2.57%          3.03%
Net interest rate spread                                                                    1.00%          1.54%
Net interest rate margin                                                                    1.11%          1.79%






01/30/04             Greater Atlantic Financial Corp.               Page 6 of 7

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


                                        GREATER ATLANTIC FINANCIAL CORP
                                             FIRST QUARTER RESULTS
                                                 (NASDAQ:GAFC)
                                (DOLLARS IN THOUSANDS EXCEPT EARNINGS PER SHARE)

                                                                                              At or for the
                                                                                           Three Months Ended
                                                                                              December 31,
                                                                                      -----------------------------
                                                                                           2003            2002
                                                                                      -------------   -------------

FINANCIAL CONDITION DATE:
Total assets                                                                             $529,134       $510,758
Total loans receivable, net                                                               254,555        261,283
Mortgage-loans held for sale                                                                8,486         26,567
Investments                                                                               125,618        153,218
Mortgage-backed securities                                                                116,236         46,339
Total deposits                                                                            284,043        301,561
FHLB advances                                                                             129,950         95,800
Other borrowings                                                                           82,408         79,340
Convertible preferred securities                                                            9,361          9,346
Total stockholders' equity                                                                 21,413         20,850

ASSET QUALITY DATA:
Non-performing assets to total assets                                                       0.21%          0.41%
Non-performing loans to total loans                                                         0.42%          0.77%
Net charge-offs to average total loans                                                      0.05%          0.21%
Allowance for loan losses to:
    Total loans                                                                             0.57%          0.63%
    Non-performing loans                                                                  136.49%         81.74%
Non-performing loans                                                                      $ 1,099        $ 2,119
Non-performing assets                                                                     $ 1,099        $ 2,119
Allowance for loan losses                                                                 $ 1,500        $ 1,732

CAPITAL RATIOS OF THE BANK:
Leverage ratio                                                                              6.09%          6.00%
Tier 1 risk-based capital ratio                                                            12.83%         13.28%
Total risk-based capital ratio                                                             13.39%         14.03%



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